RESULTS OF SHAREHOLDERS MEETING

RESULTS OF SHAREHOLDER MEETING
(unaudited)

A Special Meeting of the Stockholders of the AllianceBernstein Real Estate Investment Fund (the "Fund") was held on November 15, 2005 and adjourned until December 6, 2005, December 19, 2005, December 21, 2005, and December 22, 2005. At the November 15, 2005 Meeting, with respect to the first item of business, the election of Directors, the required number of outstanding shares were voted in favor of the proposal, and the proposal was approved. At the December 6, 2005 Meeting, with respect to the third item of business, the amendment, elimination, or reclassification as non-fundamental of the fundamental investment restrictions, and the fourth item of business, the reclassification of the Fund's fundamental investment objective as non-fundamental with changes to the Fund's investment objective, the required number of outstanding shares voted in favor of each proposal, and each proposal was approved. With respect to the second item of business, to amend and restate the charter of the Fund which will repeal in its entirety all currently existing provisions and substitute in lieu thereof new provisions set forth in the Form of Articles of Amendment and Restatement as attached to the Proxy Statement as Appendix D, an insufficient number of required outstanding shares voted in favor of the proposal, and therefore the proposal was not approved. A description of each proposal and number of shares voted at the Meetings are as follows (the proposal numbers shown below correspond to the proposal numbers in the Fund's proxy statement):


Voted For
Withheld Authority
1. To elect eight Directors of
theFund, each such Director to hold
office until his or her successor
is duly elected and qualified.





Ruth Block
6,724,496
169,151
David H. Dievler
6,730,880
162,767
John H. Dobkin
6,735,162
158,484
Michael J. Downey
6,735,635
158,011
William H. Foulk, Jr.
6,733,812
159,835
D. James Guzy
6,455,012
438,634
Marc O. Mayer
6,734,846
158,801
Marshall C. Turner, Jr.
6,735,564
158,082



Voted For
Voted Against

Abstained
2.To amend and restate the
charter of the Fund which
will repeal in its entirety all
currently existing charter
provisions and substitute in
lieu thereof new provisions
set forth in the Form of Articles
of Amendment and Restatement.

5,826,455
164,907
623,095



Voted For
Voted Against

Abstained
Broker
Non-Votes
3.To amend, eliminate,
or reclassify as
non-fundamental of the
fundamental investment
restrictions regarding:





3.A.Diversification

5,354,042
195,361
138,568
1,359,246
3.B.Issuing Senior Securities
and Borrowing Money

5,323,652
230,149
134,170
1,359,246
3.C.Underwriting Securities

5,323,542
224,963
139,465
1,359,246
3.D.Concentration of Investments

5,331,170
222,668
134,133
1,359,246
3.E.Real Estate and Companies
That Deal In Real Estate

5,325,510
222,670
139,791
1,359,246
3.F.Commodity Contracts and
Futures Contracts

5,318,259
229,974
139,739
1,359,246
3.G.Loans

5,323,751
223,807
140,414
1,359,246
3.H.Joint Securities Trading
Accounts

5,319,521
226,980
141,471
1,359,246
3.I.Exercising Control

5,334,219
220,260
133,452
1,359,246
3.K.Oil, Gas and Other Types of
Minerals or Mineral Leases

5,335,914
219,628
132,429
1,359,246
3.L.Purchase of Securities on
Margin

5,326,806
228,297
132,868
1,359,246
3.M.Short Sales

5,337,490
217,804
132,678
1,359,246
3.N.Pledging, Hypothecating,
Mortgaging, or Otherwise
Encumbering Assets

5,344,121
211,190
132,660
1,359,246





4.The reclassification of the
Fund's fundamental
investment objective as non-
fundamental with changes to
the Fund's investment
objectives.

4,889,761
453,525
344,685
1,359,246